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The following is an email sent by Jon Kirchner to the employees of DTS, Inc. on September 30, 2016:

To: All DTS employees

From: Jon

It’s been just over one week since the Tessera announcement. Although this transaction will result in exciting transformations and opportunities on both sides, I recognize that there are still a number of unknowns and questions. You have my commitment that we will communicate as often as possible and we will provide clarity as soon as possible. I want to reiterate that creating a bright future together is built on the foundation of continuing to meet our current goals and objectives. There may be a tendency to pause on various work or projects in light of the pending transaction. However, it is incumbent upon all of us to continue to do our jobs and yes, you’ve heard me say this before, but it truly is ‘business as usual.’ At this stage, unless there has been specific communication, nothing should be paused or slowed. We have a lot of exciting and critical work to be done and our focus should be on those areas.

As I mentioned last week, the completed Tessera transaction will represent a transformational step for both companies. Our complementary technology portfolios are suited to deliver the next generation of audio and imaging solutions to the mobile, consumer electronics, and automotive markets while expanding our ability to address incredible new opportunities in IoT and AR/VR. As such, there will be a new corporate name and stock symbol to be adopted with the closing of this deal. We are asking that employees from both companies join together in the effort to help by submitting ideas for the new corporate name. While a branding firm will be engaged to assist in the process, we want your input! We are looking for the best brand name to support the company’s strategic direction, be distinctive, memorable and is a name we can own (web domain, etc.). This name will act as the master brand over the key subsidiary businesses – Tessera Technologies, FotoNation, Invensas and, subject to the closing of the acquisition (which we expect late in the fourth quarter of 2016 or early first quarter of 2017 and which is subject to regulatory approval as well as the approval of DTS’s stockholders and other customary closing conditions), DTS. Lastly as we consider a new future brand for the combined companies, I do want to emphasize that we expect to keep the DTS brand in relation to our existing audio technologies, as there is tremendous value associated with our 20+ years in the industry, our technologies and products.

So, please be creative and participate in the process of defining our new corporate name. Send your ideas to Kris Graves at kris.graves@dts.com.